UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 25, 2019

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

As disclosed in Item 5.02 of this Current Report on Form 8-K filed by Socket Mobile, Inc. (the “Company”), effective July 25, 2019, Mr. Nelson C. Chan resigned from the Company’s board of directors (the “Board”).

On July 25, 2019, the Company notified The Nasdaq Stock Market, Inc. that, as a result of Mr. Chan’s resignation, it was not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires the Company’s Board to consist of a majority of independent directors.

The Nasdaq Listing Rules provide for a cure period during which the Company may regain compliance with Nasdaq Listing Rule 5605(b)(1). Under Nasdaq Listing Rule 5605(b)(1)(A), the Company shall have until the earlier of its next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to comply with Nasdaq Listing Rule 5605(b)(1)(A); provided, however, that if the next annual meeting of stockholders occurs no later than 180 days following the event that caused the vacancy, the Company shall instead have 180 days from such event to regain compliance.

The Company intends to fill the vacancy on the Board to cure the non-compliance within the cure period provided under Nasdaq Listing Rule 5605(b)(1)(A).

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 24, 2019, Mr. Nelson C. Chan notified the Company of his decision to resign as a member of the Board, effective as of July 25, 2019. At the time of Mr. Chan’s resignation, he was an independent director and a member of the Compensation Committee of the Board. Mr. Chan’s resignation as a member of the Board also constitutes his resignation as a member of Compensation Committee. Mr. Chan’s resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board has initiated a search to identify qualified candidates to replace Mr. Chan as a director of the Company.

On July 24, 2019, the Board appointed Mr. Bill Parnell, a current independent director, as a new member of the Compensation Committee, effective July 25, 2019. As a result, the composition of the Compensation Committee remains at two members, Dr. Charlie Bass (chair) and Mr. Bill Parnell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: July 25, 2019	/s/ Lynn Zhao
Lynn Zhao
Vice President, Finance and Administration and Chief Financial Officer